EXHIBIT 5.1
                                                                     -----------


                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                  March 2, 2007                 Prague
                                                                Shanghai
                                                                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.

Magellan Health Services, Inc.
55 Nod Road
Avon, Connecticut 06001


Ladies and Gentlemen:

            We have acted as counsel to Magellan Health Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of the following shares of the Company's Ordinary Common Stock ("shares"): (i) 99,643 shares issuable upon the exercise of options (the "Assumed Options") granted pursuant to amendments to Incentive Stock Option Award Agreements (the "Assumed Option Agreements") assumed by the Company pursuant to an Agreement and Plan of Merger dated as of December 12, 2005 among the Company and various other parties (the "Merger Agreement"), (ii) 100,000 shares issuable upon the exercise of options (the "2003 Options") granted pursuant to Stock Option Agreements and Notices of Stock Option Grants (collectively, the "2003 Option Agreements"), which were granted on the same terms and conditions as provided for the grant of options pursuant to the Company's 2003 Management Incentive Plan (the "2003 Plan") but were not granted pursuant to the 2003 Plan, (iii) 137,500 shares issuable upon the exercise of options (the "2006 Options") granted pursuant to Stock Option Agreements and Notices of Stock Option Grants (collectively, the "2006 Option Agreements"), which were granted upon the same terms and conditions as provided for the grant of options pursuant to the Company's 2006 Management Incentive Plan (the "2006 Plan", and together with the 2003 Plan, the "Plans") but were not granted pursuant to the 2006 Plan, and (iv) 4,753 shares issuable upon the settlement of a Restricted Stock Unit Award (the "RSU Shares") granted pursuant to a Restricted Stock Unit Agreement and Notice of Restricted Stock Unit Award (collectively, the "2006 RSU Award Agreement"), which were granted on the same




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Magellan Health Services, Inc.
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terms and conditions as provided for the grant of Restricted Stock Units pursuant to the 2006 Plan but were not granted pursuant to the 2006 Plan.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the S-8 Registration Statement, the Assumed Option Agreements, the 2003 Option Agreements, the 2006 Option Agreements, the 2006 RSU Award Agreement, the Merger Agreement, the Plans, the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that each of (i) the shares issuable upon the exercise of (a) the Assumed Options, (b) the 2003 Options, and (c) the 2006 Options, and (ii) the RSU Shares have been duly authorized and, when issued and delivered in accordance with the Assumed Option Agreements, the 2003 Option Agreements, the 2006 Option Agreements or the 2006 RSU Award Agreement, as the case may be, upon receipt by the Company of consideration constituting lawful consideration therefor under Delaware law, will be validly issued, fully paid and non-assessable.

            The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Registration Statement and the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP